Exhibit 99.1

For Presentation on November 5, 2025 Jackson Financial Inc. Third Quarter 2025 Financial Results

Forward-Looking Statements and Non-GAAP Measures

The information in this document contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this document not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as "could," "should," "can," "continue," "estimate," "forecast," "intend," "look," "may," "will," "expect," "believe," "anticipate," "plan," "predict," "remain," "future," "confident," and "commit" or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A, Risk Factors and Part II, Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K for the year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission (the "SEC") on February 26, 2025, and elsewhere in Jackson Financial Inc.'s filings filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

Certain financial data included in this document consists of non-GAAP ("Generally Accepted Accounting Principles") financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non-GAAP financial measures and ratios included in this document. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures can be found under "Non-GAAP Financial Measures" in the Appendix of this document.

Certain financial data included in this document consists of statutory accounting principles ("statutory") financial measures, including "total adjusted capital." These statutory financial measures are included in or derived from the Jackson National Life Insurance Company ("JNL") annual and/or quarterly statements filed with the Michigan Department of Insurance and Financial Services and available in the investor relations section of the Company's website at investors.jackson.com/financials/statutory-filings.

We routinely use our investor relations website, at investors.jackson.com, as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts, some of which may contain material and previously non-public information. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives' social media channels is not incorporated by reference into and is not part of this document.

JACKSON®
2

Third Quarter 2025 Financial Results Key Highlights $65M GAAP earnings $433M Non - GAAP earnings 1 $0.92 GAAP earnings per share $6.16 Non - GAAP earnings per share 1 $210M Capital return 579% Statutory capital position 22% Retail annuity sales 2 Net income attributable to Jackson Financial Inc. (JFI) common shareholders Net income per diluted common share Common share dividends and repurchases Jackson National Life Insurance Company (JNL) e stimated risk - based capital (RBC) ratio Adjusted Operating Earnings 1 Adjusted Operating Earnings per diluted common share 1 Retail annuity sales up over second quarter 2025 3 1) See the Appendix for the non - U.S. GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measu res. 2) Excludes certain internal exchanges. $216M Free cash flow 1 Cash distributed to JFI, net of JFI expenses

425% Risk - Based Capital ratio minimum Approximately two years of holding company fixed expenses Estimated RBC ratio of 579% as of end of 3Q25, after reflecting $815 million of cumulative year to date distributions from JNL to JFI Holding company cash and highly liquid securities of more than $750 million as of end of 3Q25, which is above Jackson’s $250 million minimum liquidity buffer 1 $700 - $800 million capital return to common shareholders In the first nine months of 2025, returned $657 million of capital to common shareholders. Expect full year capital return to exceed top of the targeted range. Remain On Track to Deliver on 2025 Financial Targets 4 Capital Return Holdco Liquidity JNL RBC Ratio 2025 Progress 2025 Targets 1) We intend to maintain a minimum amount of cash and highly liquid securities at Jackson Financial Inc. adequate to fund two ye ars of holding company fixed net expenses, which is currently targeted at $250 million but may change over time as we refinance existing debt or make changes to our debt and capital structure.

350 350 433 3Q24 2Q25 3Q25 11.2 11.0 4Q24 3Q25 Consolidated Results Adjusted Operating Earnings 3Q25 vs. 3Q24 • 3Q25 benefited from higher spread income resulting from growth in average RILA and Institutional assets under management (AUM), lower operating expenses, partially offset by higher mortality in the closed block segment 3Q25 vs. 2Q25 • 3Q25 benefited from increased fee income resulting from higher average variable annuity AUM, higher spread income resulting from growth in average RILA and Institutional AUM, partially offset by higher market - related operating costs and expenses Total Common Shareholders’ Equity • Total Common Shareholders’ Equity reached $9.7 billion at the end of 3Q25, up from $9.2 billion at the end of 4Q24, reflecting Jackson’s ongoing commitment to shareholder value • Adjusted Book Value Attributable to Common Shareholders was $11.0 billion at the end of 3Q25, slightly lower than $11.2 billion at the end of 4Q24. During the first nine months of 2025, we returned $657 million of capital to common shareholders, which contributed to the slight decrease. Adjusted Operating Earnings 1 ($ millions) Adjusted Book Value Attributable to Common Shareholders 1 ($ billions) Key Takeaways 1) See the Appendix for the non - U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measures. 5 Third Quarter 2025

Notable Items
Third Quarter 2025

($ millions, except per share amounts)	3Q24 Pretax	3Q24 After-tax[1,2]	3Q24 EPS-Diluted	3Q25 Pretax	3Q25 After-tax[1,2]	3Q25 EPS-Diluted
Adjusted Operating Earnings[3]	411	350	$4.60	505	433	$6.16
Notable Items Included in Adjusted Operating Earnings						
Out performance/(Under performance) from Limited Partnership Income[4]	(24)	(21)	(0.28)	(3)	(3)	(0.04)
Adjusted Pretax Operating Earnings, Excluding Notable Items	**435**			**508**		
Impact from Effective Tax Rate versus a 15% Tax Rate Guidance			0.02			0.05
Adjusted Earnings Per Share, Excluding Notables and Adjusted for Tax Impact			**$4.86**			**$6.15**

1) After-tax results for Notable Items were calculated using the corresponding quarter's effective tax rate for adjusted operating earnings (3Q24 of 12.1%; 3Q25 of 12.1%).
2) Includes preferred stock dividends of $11m.
3) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure.
4) Limited Partnership (LP) income assumes an annualized 10% return and excludes income and assets attributable to non-controlling interests. Income from LPs is reported on a one-quarter lag. Operating LP return of 3% and 9% for 3Q24 and 3Q25, respectively. Total LP returns (including non-operating) of 5% and 14% for 3Q24 and 3Q25, respectively.

JACKSON
6

Continued Progress on Retail Sales Diversification

Third Quarter 2025

Retail Sales[1]


($ billions)
5.3
4.4
5.4
3Q24
2Q25
3Q25
Variable Annuities
RILA
FA / FIA

Non-VA Net Flows[2]


($ millions)
2,539
1,734
2,339
3Q24
2Q25
3Q25

Highlights

- Jackson delivered strong retail annuity sales in 3Q25, rising 22% and 2% over 2Q25 and 3Q24, respectively, underscoring sustained demand across its comprehensive product suite
- Record RILA sales of $2.1 billion in 3Q25, marking increases of 49% from 2Q25 and 28% from 3Q24, reflect Jackson's leadership in offering innovative retirement solutions
- Fixed and fixed index annuity sales of $444 million, with strong early momentum from our recently launched fixed index annuity in August 2025
- Robust sales across RILA, fixed annuities, and institutional products supported by enhanced asset sourcing capabilities at PPM America, contributing to a 18% increase in PPM AUM compared to 3Q24
- Jackson's ongoing improvement in non-VA net flows highlights the company's success in diversifying retail sales and strengthening its market position

1) Excludes the FA/FIA business ceded to Athene and certain internal exchanges. 2) Includes net flows related to FIA, FA, payout annuities and RILA.

JACKSON 7

Strong Results in Retail and Institutional Business Segments Retail Institutional Closed Block • 3Q25 vs. 3Q24 : Up from 3Q24 reflecting higher spread income, partially offset by higher mortality • 3Q25 vs. 2Q25 : Decrease primarily due to higher mortality, partially offset by higher spread income • 3Q25 vs. 3Q24 : Current quarter benefited from higher spread income resulting from growth in average RILA assets under management (AUM) and higher fee income from growth in average variable annuity AUM • 3Q25 vs. 2Q25 : Current quarter benefited from higher fee income from growth in average variable annuity AUM, higher spread income resulting from growth in average RILA AUM, partially offset by market - related operating costs and other expenses ($ millions) 17 19 31 3Q24 2Q25 3Q25 ($ millions) ($ millions) ($ millions) Pre - tax adjusted operating earnings 1 Pre - tax adjusted operating earnings 1 Pre - tax adjusted operating earnings 1 • 3Q25 vs. 3Q24 : Current quarter increase driven by higher spread income reflecting significant growth in AUM • 3Q25 vs. 2Q25 : Current quarter increase driven by higher spread income 8 417 458 494 3Q24 2Q25 3Q25 1) See the Appendix for the non - U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure. Third Quarter 2025 7 22 15 3Q24 2Q25 3Q25

Non-Operating Results More Stable Since Shift to Economic Hedging

Third Quarter 2025

($ millions)



505
(183)
(176)
36
(125)
57
Pretax adjusted operating earnings (Non-GAAP)¹
Net hedge results²
Net loss on funds withheld³
Net realized investment loss and other, net
Amortization of DAC associated with non-operating items at date of transition to LDTI
Pretax income attributable to Jackson Financial Inc. (U.S. GAAP)

	3Q24	3Q25	YTD 2024	YTD 2025
Fees attributable to guarantee benefit reserves	$779	$765	$2,347	$2,297
Net (losses) gains on hedging instruments	591	(14)	(3,068)	(843)
Market risk benefits gains (losses), net	(1,172)	226	2,062	183
Net reserve and embedded derivative movements[4]	(493)	(1,160)	(1,135)	(1,893)
Net Hedge Results	$(295)	$(183)	$206	$(256)

Highlights

Jackson's hedging program performed well in 3Q25, with net hedge results driven by modest losses on our variable annuity and RILA hedging programs

- Economic hedging better aligns with U.S. GAAP accounting following the establishment and funding of Brooke Re, leading to a **better alignment between adjusted operating earnings and U.S. GAAP earnings**
- Changes in implied volatility impact our MRB measurements for U.S. GAAP without a corresponding hedge offset as we do not hedge changes in volatility. **Changes in implied volatility do not impact our Brooke Re MRB measurement where the modified GAAP methodology uses a fixed volatility assumption** (designed to promote balance sheet stability).
- Reserve and embedded derivative movements mainly the result of higher equity markets and growing RILA AUM, which provides an equity hedging offset to VA guarantees
- Income on funds withheld is offset by the change in accumulated other comprehensive income (AOCI) arising from investments in the funds withheld account related to a legacy reinsurance transaction, **resulting in a minimal net impact on the adjusted book value** of Jackson Financial Inc.

1) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure. 2) Represents non-operating Total Guaranteed Benefits and Hedging Results. 3) Includes $379m net realized investment loss and $203m net investment income. 4) Net reserve and embedded derivative movements includes guaranteed benefit claims.

JACKSON 9

High Quality Variable Annuity Business

A Differentiated Approach to Product Design

- Scaled Variable Annuity Block Focused on Withdrawal Benefit Features
  - ✓ **Limited exposure to challenging guarantees**
  - ✓ Investment freedom is well managed through rigorous fund selection process
  - ✓ Strong underlying **fund performance vs. peers**
  - ✓ High correlation between separate account assets and benchmarks
- Strong, Resilient Cash Flow Profile
  - ✓ Base contract fees provide **asset management-like cash flow stream**
  - ✓ Guarantee fees assessed on benefit base to better support hedging program
- Prudent Pricing and Product Design Process
  - ✓ Withdrawal benefits designed to **exhaust customer account value prior to Jackson being "on risk"**
  - ✓ Net amount at risk is only 2% of total variable annuity account value
  - ✓ **Flexible product design** enables rapid new business launches and repricing actions
- Policyholder Behavior Assumptions Supported by Deep and Multi-Faceted Dataset
  - ✓ Rigorous and continual process to monitor developing policyholder experience
  - ✓ Assumptions are formulated with a **long-term focus on meeting policyholder obligations**
- Disciplined Risk Management Approach Focused on Economics
  - ✓ Establishment of Brooke Re[1] eliminated inefficient and non-economic hedging under prior framework
  - ✓ Hedging program is focused on **protecting against economic impact of equity and interest rate shocks**
  - ✓ **Variable annuity guarantees and RILA product have offsetting equity risk**, reducing external hedging needs
- Proven Hedge Performance During Financial Stresses

Variable Annuity Account Value by Guarantee (3Q 2025)


$245b
GMDB and GMWB for Life 71%
GMDB Only 13%
No Optional Benefits 12%
GMDB and GMWB 3%
Other2 1%

1) Brooke Life Reinsurance Company is a Michigan-based captive reinsurance company. 2) Other is comprised of GMWB for Life Only, GMWB Only, GMIB and GMDB, GMAB and GMDB.

JACKSON 10

Hedging Protects Capital and Distributable Earnings A Differentiated Approach to Hedging Economic Risks • VA and RILA are independently hedged and managed for both equity and interest rate risks on an economic basis • VA guarantees at Brooke Re and RILA business at JNL have offsetting economic equity risk but are independently valued from a reserve and capital perspective without consideration for a statutory diversification benefit • Brooke Re hedging program protects from the economic impact of both equity and interest rate shocks on VA guarantees • JNL hedging program protects from the economic impact of equity shocks with primary focus on RILA. Also protects against interest rate shocks for RILA policies whose interim values have interest rate sensitivity. • Offsetting economic equity risk managed first via fully settled internal trades with remaining net equity risk managed with external hedges. This captures natural efficiencies between the products while keeping both lines of business fully economically hedged. RILA and VA Managed in Separate Legal Entities While Capturing Offsetting Equity Risks Hedging Program Aligns Closely with the Economics of the Business 11 Brooke Life Reinsurance Company (Brooke Re) Jackson National Life Insurance Company (JNL) VA Base Contract and RILA Business RILA hedging designed to protect against higher equity markets VA Guaranteed Benefit Features and Payout Annuities VA hedging designed to protect against lower equity markets Upside Equity Risk Downside Equity Risk Internal Hedges For Offsetting Equity Market Risks External Hedges Used to Cover Remaining Net Equity Exposure

Growing Capital Generation and Free Cash Flow

***Capital Generation* Provides Foundation for New Business Growth and Distributions to Holding Company**

- **After-Tax Statutory Capital Generation**[1] provides foundation for new business growth while **Free Capital Generation**[2] supports distributions to holding company subject to regulatory considerations and desired RBC levels
- Free Capital Generation for the 12 months ended September 30, 2025, totaled nearly $1.6 billion
- Free Capital Generation through 3Q25 has now exceeded our full-year expectation of $1 billion

(in millions)	3Q25	2025 YTD
After-Tax Stat. Capital Generation	$579	$1,463
Estimated Change in CAL at 425%	(120)	(339)
Free Capital Generation	**$459**	**$1,124**

***Free Cash Flow*[3] at Holding Company Allows for Financial Flexibility and Long-Term Value Creation for Shareholders**

- Cash distributed to JFI was nearly 73% of Free Capital Generation in 2025 YTD
- Free Cash Flow increased YTD based on strong operating company distributions
- Free Cash Flow for the 12 months ended September 30, 2025, totaled nearly $1.0 billion
- Based on Jackson's end of 3Q25 market capitalization, we have produced a free cash flow yield of approximately 14% for the trailing 12 months[4]

(in millions)	3Q25	2025 YTD
Cash Distributed to JFI	$250	$815
JFI Expenses and Other, net	(34)	(96)
Free Cash Flow	**$216**	**$719**

***Capital Return to Common Shareholders* is Balanced and Consistent Including Dividends and Share Repurchases**

- Returned almost 90% of the 2025 capital return target mid-point as of the end of 3Q25 (Target of $700-$800 million)
- Expect full year capital return to exceed top of targeted range
- 2025 dividend up 14% over 2024 to $0.80 per common share
- Capital Returned to Common Shareholders for the 12 months ended September 30, 2025, totaled $805 million

(in millions)	3Q25	2025 YTD
Common Share Repurchases	$154	$484
Common Dividends	56	173
Capital Return to Common Shareholders	**$210**	**$657**

Free Capital Generation has Produced Strong Growth in Free Cash Flow and Capital Return to Common Shareholders

1) Includes after-tax income from operations, realized gains/losses, unrealized gains/losses, and other surplus adjustments to provide a comprehensive view of the drivers of capital generation. Includes a benefit of $145 million and $7 million for the three months period ended December 31, 2024 and September 30, 2025, respectively, related to the Corporate Alternative Minimum Tax (CAMT). 2) Free capital generation represents Jackson National Life's (JNL) statutory after-tax capital generation, adjusted for the change in estimated company action level required capital (CAL) for JNL calibrated to a 425% RBC ratio. 3) See Appendix for the non-U.S. GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measure. 4) Free Cash Flow Yield (non-GAAP metric) is calculated by taking the trailing twelve months of Free Cash Flow and dividing by the market value of the outstanding common stock at 9/30/25.

JACKSON 12

Strong Capital and Liquidity Position

Jackson has returned nearly $2.5 billion to common shareholders exceeding our initial market capitalization

Highlights

- Jackson National Life Insurance Company (JNL) generated $579 million of statutory capital in 3Q25[1], reflecting strong earnings and disciplined capital management
- Free cash flow[2] of $216 million during 3Q25 reflecting distributions from JNL of $250 million
- JNL estimated RBC ratio of 579% as of end of 3Q25, underscoring a robust capital position well above regulatory minimums
- Statutory Total Adjusted Capital (TAC) of over $5.6 billion at end of 3Q25 at JNL
- Brooke Re hedging performed well in 3Q25. Capitalization at Brooke Re remains very strong and well above our internal risk management framework and regulatory requirements.
- Holding company cash and highly liquid assets totaled more than $750 million as of end of 3Q25, maintaining liquidity well above the targeted minimum
- Returned $210 million to common shareholders in 3Q25 through $154 million of share repurchases and $56 million in dividends, demonstrating continued commitment to shareholder value
- In September 2025, announced an increase of $1 billion to the Company's existing common share repurchase authorization, further enhancing capital return capacity

Statutory Capital Generation[1]



($ millions)
462
591
441
443
579
3Q24
4Q24
1Q25
2Q25
3Q25

Dividends and Distributions to JFI



($ millions)
300
280
240
325
250
3Q24
4Q24
1Q25
2Q25
3Q25

Holding Company Cash and Investments



($ millions)
511
644
712
692
767
797
511
644
712
617
75
713
54
751
46
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25
Cash and Highly Liquid
Other Investments

1) Includes statutory after-tax income from operations, realized gains/losses, unrealized gain/losses, and other surplus adjustments to provide a comprehensive view of the drivers of capital generation. 2) See the Appendix for the non-U.S. GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measure.

JACKSON 13

14 2025 Capital Return Targets On Track While Maintaining a Strong Balance Sheet 14 On track to deliver on 2025 key financial targets Maintained strong balance sheet and robust levels of financial flexibility Demonstrated distribution strength and consistent capital generation Well - positioned to create long - term value for shareholders

Investments

Private Equity Primary investments, co - investments and continuation vehicles (secondaries) in select private equity opportunities Public Fixed Income Broad suite of strategies for institutional investors, including investment grade, high yield, bank loan, liability driven investing (LDI) and emerging market debt Private and Structured Credit Private placements, asset - backed finance (ABF), credit tenant lease and project finance/infrastructure, as well as ABS, CMBS and MBS Collateralized Loan Obligations (CLOs) Issuer of broadly syndicated loan CLOs with 8 active deals currently Commercial Real Estate Core and core plus lending across all major institutional property types, including industrial, multifamily and necessity - anchored retail PPM America – Jackson’s Asset Manager A Robust Platform for Institutional Investors Notes: All data as of September 30, 2025. PPM America, Inc. is an indirect, wholly - owned subsidiary of Jackson Financial Inc. 1) Asset class AUM may not sum to total AUM due to rounding. (2) AUM includes committed but unfunded capital for PPM’s privat e e quity and commercial real estate businesses. AUM includes both securities issued by PPM CLO vehicles held by PPM separately managed account clients and the underlying collateral assets of the CLO vehicles managed by PPM. AUM $63B AUM $10B AUM $6B AUM $3B AUM $7B 1 BY THE NUMBERS $ 90 B $ 55 B 1990 22 5 Year of founding Number of employees Total firm AUM 2 Assets managed on behalf of Jackson 16

17 High Quality, Diversified Investment Portfolio 17 Corporate portfolio is concentrated in investment - grade securities Highly rated and diversified commercial mortgage loan office portfolio, which is less than 2% of the general account portfolio Strategic, conservative underwriting across our portfolio

Corporate securities 60% Mortgage loans 14% Other asset - backed securities 8% U.S government securities 6% Limited partnerships 4% Commercial mortgage - backed 3% Policy loans 2% Other government securities 1% Derivatives <1% Other invested assets <1% Residential mortgage - backed <1% Equity securities <1% U.S. GAAP – Investment Portfolio September 30, 2025 • Market/book ratio of the fixed maturity portfolio is 0.96 • Exposure to below investment grade securities is 6% 2 of the total investment portfolio, which is almost entirely corporate bonds and loans • Highly liquid U.S. Treasuries represent 6% of total investment portfolio • 98% of securitized assets are investment grade • 99% of Commercial Mortgage Loans are first mortgage and 95% are CM1 or CM2 rated • Limited exposure to recent private credit bankruptcies (First Brands and Tricolor) and regional banks Investment Portfolio Classification 1 Key Highlights 1) Excludes Funds Withheld. 2) I ncludes investments in affiliate Collateralized Loan Obligations (CLO) which results in the entire CLO being consolidated for U. S. GAAP reporting purposes. While this results in all the underlying loans held by the CLO being included in our financial statements, our economic risk is solely limited to our direct investment in t he CLO. Excluding these consolidated items, our exposure to below investment grade securities was 1 % at September 30, 2025 . Percentages may not total 100 due to rounding. $52B 18

Statutory[1] – Investment Portfolio

September 30, 2025

Investment Portfolio Classification


Residential mortgage-backed <1%
Derivatives <1%
Other invested assets <1%
Equity securities <1%
Other government securities 1%
Policy loans 2%
Commercial mortgage-backed 3%
Limited partnerships 3%
U.S government securities 8%
Other asset-backed securities 8%
$51B
Mortgage loans 15%
Corporate securities 57%

Key Highlights

- Market/book ratio of the fixed maturity portfolio is 0.97
- Exposure to below investment grade securities is only 1% which is almost entirely corporate bonds and loans
- Highly liquid U.S. Treasuries represent 8% of total investment portfolio
- 89% of securitized assets are rated NAIC 1
- 99% of Commercial Mortgage Loans are first mortgage and 95% are CM1 or CM2 rated
- Limited exposure to recent private credit bankruptcies (First Brands and Tricolor) and regional banks

1) Statutory investments are generally carried at amortized cost (book value) and exclude certain variable interest entities that are consolidated for U.S. GAAP, assets held on balance sheet under funds withheld reinsurance agreements and immaterial non-insurance company investments. Includes Brooke, Squire II, Jackson, Jackson New York and Brooke Reinsurance. Includes Jackson and Jackson New York RILA non-insulated separate accounts. Percentages may not total 100 due to rounding.

JACKSON 19

US Treasuries 10% NAIC 1A - 1D (AAA - AA - ) 15% NAIC 1E - 1G (A) 33% NAIC 2A - 2C (BBB) 40% NAIC 3A - 3C (BB) 1% NAIC 4A - 4C (B) <1% NAIC 5/6 <0.1% Statutory – Fixed Maturity Rating Distribution September 30, 2025 $40B 20 98% of portfolio is investment grade Note: Percentages may not total 100 due to rounding.

AAA: <1% AA: 6% A: 38% BBB: 53% BB: 2% B: <1% CCC and below: <0.1% Statutory – Corporate Securities September 30, 2025 Corporate Securities Rating Distribution 1 Key Highlights • Market/book ratio of the corporate securities is 0.98 • High - yield corporates account for 1% of the total investment portfolio and 2% of total corporate securities • Exposure to BBBs represents 30% of the total investment portfolio ‒ Highly diversified across nearly 600 issuers with an average position size of $26 million by statement value ‒ 80% of all BBBs are rated BBB or BBB+ ‒ 27% of BBBs are privates, which offer better covenant protection vs. publics $29B 21 1) Based on NAIC expanded ratings and statement value. Percentages may not total 100 due to rounding. 57% of Total investment portfolio

Statutory – Commercial Mortgage Loan Portfolio[1]

September 30, 2025

CML NAIC Distribution



CM 1
62%
CM 3/4
4%
CM 2
34%
$7.0B
14% of total investment portfolio

CML Property Type Distribution



Multi-Family
30%
Industrial
27%
Other
3%
Office
9%
Hotels
11%
Retail
20%
$7.0B
14% of total investment portfolio

Loan-to-Value / Debt Service Coverage[2]

		Debt Service Coverage Ratio				
		>1.50x	1.25x-1.50x	1.00x-1.25x	<1.00x	Total
Loan-to-Value	<60%	49.2%	1.7%	1.6%	0.1%	**52.6%**
	60-70%	10.8%	10.2%	3.6%	0.0%	**24.6%**
	70-80%	8.0%	6.0%	1.2%	0.9%	**16.1%**
	>80%	2.9%	1.8%	1.6%	0.3%	**6.6%**
	Total	**71.0%**	**19.6%**	**8.0%**	**1.3%**	**100.0%**

- Highly diversified with an average loan size of $20 million
- 99% are senior/first mortgage loans
- 96% of the portfolio has the highest ratings of CM1-2
- Weighted average loan-to-value based on 2025 internal valuation is 57.2%
- Weighted average debt service coverage is 2.1x
- Impairment of $3.6 million taken in the quarter
- No delinquencies and no foreclosed/REO at quarter end

1) Based on NAIC expanded ratings and statement value. Percentages may not total 100 due to rounding. Majority balance of the Commercial mortgage-backed category found on slide 19.
2) Loan-to-value is calculated using an internal value, based on an annual valuation process that uses the latest available property-level data combined with updated market vacancy, rental and capitalization rates. This valuation process is typically completed by the end of Q3. In addition, loans of elevated concern may be subject to either a broker opinion of value (BOV) or Mortgage Appraisal Institute (MAI) appraisal on an as-needed basis. Percentages may not sum, due to rounding.

JACKSON 22

Statutory – Commercial Mortgage Loan Office Exposure[1]

September 30, 2025

NAIC Rating Distribution – Office Exposure


CM 1
82%
CM 3/4
14%
CM 2
4%
$0.6B
1% of total investment portfolio

Office Type – Office Exposure


Suburban
72%
Medical Office
<1%
Urban
27%
$0.6B
1% of total investment portfolio

Geographic – Office Exposure

Geographic Location	Principal Balance	% Office
Washington-Baltimore-Arlington (DC-MD-VA-WV-PA)	126.2	21%
San Jose/San Francisco/Oakland (CA)	89.4	15%
Los Angeles/Long Beach (CA)	81.9	13%
Boston/Worcester/Providence	53.4	9%
New York/Newark (NY-NJ-CT-PA)	48.6	8%
Other	212.9	35%
	612.3	

Loan-to-Value / Debt Service Coverage[2]

Loan-to-Value	Debt Service Coverage Ratio >1.50x	1.25x-1.50x	1.00x-1.25x	<1.00x	Total
<60%	24.5%	0.0%	0.0%	1.5%	**26.1%**
60-70%	15.5%	0.0%	0.0%	0.0%	**15.5%**
70-80%	16.2%	0.0%	0.0%	0.0%	**16.2%**
>80%	26.0%	12.4%	3.4%	0.3%	**42.2%**
Total	**82.3%**	**12.4%**	**3.4%**	**1.9%**	**100.0%**

Key Highlights

- Highly diversified with an average loan size of $14 million
- 100% are senior/first mortgage loans
- 86% of the portfolio has the highest ratings of CM1-2
- Weighted average loan-to-value based on 2025 internal valuation is 78.6%
- Weighted average debt service coverage is 2.2x
- 95% has a maturity date in 2027 or later

1) Based on NAIC expanded ratings and statement value. Percentages may not total 100 due to rounding. Sub-section of the commercial loan portfolio on slide 22.
2) Loan-to-value is calculated using an internal value based on an annual valuation process that uses the latest available property-level data combined with updated market vacancy, rental and capitalization rates. This valuation process is typically completed by the end of Q3. In addition, loans of elevated concern may be subject to either a broker opinion of value (BOV) or Mortgage Appraisal Institute (MAI) appraisal on an as-needed basis. Percentages may not sum, due to rounding.

JACKSON 23

NAIC 1A - 1D (AAA - AA - ) 38% NAIC 1E - 1G (A) 47% NAIC 2 (BBB) 12% NAIC 3 (BB) 2% NAIC 4 <0.1% NAIC 6 1% CLOs 39% Structured settlements 9% Fiber 7% Timeshare 6% Data Center 5% Music Royalties 5% Rooftop Solar 4% Whole Business Securitizations 4% Consumer PACE 4% PDP Wells 3% Aircraft 3% GP Stakes 3% Aircraft EETC 1% Other 7% Statutory – Other ABS Securities September 30, 2025 $4.3B Other ABS Securities Distribution 1 Other ABS Securities NAIC Rating Distribution $4.3B 24 1) Other ABS securities exposure excludes subprime, which is included with the RMBS exposure. Percentages may not total 100 d ue to rounding. 8% of total investment portfolio 8% of total investment portfolio See CLO detail on slide 25

AAA 28% AA 39% A 27% BBB 6% B <1% Statutory – Collateralized Loan Obligations (CLO) 1 September 30, 2025 CLO NAIC Distribution Key Highlights • CLO exposure highly rated with 94% rated single A or above • Exposure is diversified among 49 different managers and 100 CLOs • Each CLO is diversified, averaging 250 names • High - quality CLO tranches are well protected even in severe default cycles $1.7B 25 1) Based on NAIC expanded ratings and statement value. Percentages may not total 100 due to rounding. Excludes residual tran che s held on Schedule BA. 3% of total investment portfolio

Single Asset/Single Borrower 51% Agency 3% Conduit 46% Statutory – Commercial Mortgage - Backed Securities (CMBS) September 30, 2025 CMBS Distribution Key Highlights • 94% are rated AA - or higher • 46% of CMBS portfolio are diversified pools of commercial mortgages (“Conduit”) • 60% are senior AAA and guaranteed agency tranches • 33% average credit enhancement for the portfolio (excluding guaranteed agency bonds) • Single Asset/Single Borrower ($770 million) ‒ 35% average credit enhancement and 76% having the highest NAIC rating of 1A ‒ $298 million of office - related Single Asset/Single Borrower with 78% having the highest NAIC rating of 1A $1.5B 26 CMBS Single Asset/Single Borrower Distribution Note: Percentages may not total 100 due to rounding. 8% of total investment portfolio

Appendix

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report selected non-GAAP financial measures. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies. These non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with U.S. GAAP.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Adjusted Operating Earnings equals our Net income (loss) attributable to Jackson Financial Inc. common shareholders (which excludes income attributable to non-controlling interest and dividends on preferred stock) adjusted to eliminate the impact of the items described in the following numbered paragraphs. These items are excluded as they may vary significantly from period to period due to near-term market conditions or are otherwise not directly comparable or reflective of the underlying performance of our business. We believe these exclusions provide investors a better picture of the drivers of our underlying performance.

1) Net Hedging Results: Comprised of: (i) fees attributed to guaranteed benefits; (ii) net gains (losses) on hedging instruments which includes: (a) changes in the fair value of freestanding derivatives, and related commissions and expenses, used to manage the risk associated with market risk benefits and other guaranteed benefit features, excluding earned income from periodic settlements and changes in settlement accruals on cross-currency swaps; and (b) investment income and change in fair value of certain non-derivative assets used to manage the risk associated with market risk benefits and other guaranteed benefit features; and (iii) the movements in reserves, market risk benefits, guaranteed benefit features accounted for as embedded derivative instruments, and related claims and benefit payments (excluding impacts of actuarial assumption updates and model enhancements). We believe excluding these items removes the impact to both revenue and related expenses associated with Net Hedging Results.

2) Amortization of DAC Associated with Non-Operating Items at Date of Transition to LDTI: Amortization of the balance of unamortized deferred acquisition costs, at January 1, 2021, the date of transition to current Long Duration Targeted Improvements (LDTI) accounting guidance, associated with items excluded from pretax adjusted operating earnings prior to transition.

3) Actuarial Assumption Updates and Model Enhancements: The impact on the valuation of MRBs and embedded derivatives arising from our annual actuarial assumption updates and model enhancements review.

4) Net Realized Investment Gains and Losses: Comprised of: (i) realized investment gains and losses associated with the periodic sales or disposals of securities, excluding those held within our trading portfolio; (ii) impairments of securities, after adjustment for the non-credit component of the impairment charges; and (iii) foreign currency gain or loss on foreign denominated funding agreements and associated cross-currency swaps.

5) Change in Value of Funds Withheld Embedded Derivative and Net Investment Income on Funds Withheld Assets: Composed of (i) the change in fair value of funds withheld embedded derivatives; and (ii) net investment income on funds withheld assets related to funds withheld reinsurance transactions.

6) Other Items: Comprised of: (i) the impact of investments that are consolidated in our financial statements due to U.S. GAAP accounting requirements, such as our investments in collateralized loan obligations (CLOs), but for which the consolidation effects are not consistent with our economic interest or exposure to those entities; (ii) impacts from derivatives not included in Net Hedging Results or Net Realized Investment Gains or Losses (see 1. and 4. above), excluding earned income from periodic settlements and changes in settlement accruals on cross-currency swaps; and (iii) one-time or other non-recurring items.

Operating Income Taxes are calculated using the prevailing corporate federal income tax rate of 21% while taking into account any items recognized differently in our financial statements and federal income tax returns, including the dividends received deduction and other tax credits. For interim reporting periods, the Company uses an estimated annual effective tax rate ("ETR") in computing its tax provision including consideration of discrete items.

JACKSON 28

Non-GAAP Financial Measures

Adjusted Book Value Attributable to Common Shareholders

Adjusted Book Value Attributable to Common Shareholders excludes Preferred Stock and Accumulated Other Comprehensive Income (Loss) (AOCI) attributable to Jackson Financial Inc. (JFI), which does not include AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclude AOCI attributable to JFI from Adjusted Book Value Attributable to Common Shareholders because our invested assets are generally invested to closely match the duration of our liabilities, which are longer duration in nature, and therefore we believe period-to-period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to JFI is more useful to investors in analyzing trends in our business. Changes in AOCI within the funds withheld account related to the Athene Reinsurance Transaction offset the related non-operating earnings from the Athene Reinsurance Transaction resulting in a minimal net impact on Adjusted Book Value of Jackson Financial Inc.

Adjusted Operating Return on Equity Attributable to Common Shareholders

We use Adjusted Operating Return on Equity (ROE) Attributable to Common Shareholders to manage our business and evaluate our financial performance which: (i) excludes items that vary from period-to-period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as such items may distort the underlying performance of our business; and (ii) is calculated by dividing our Adjusted Operating Earnings by average Adjusted Book Value Attributable to Common Shareholders.

Adjusted Book Value Attributable to Common Shareholders and Adjusted Operating ROE Attributable to Common Shareholders should not be used as substitutes for total shareholders' equity and ROE as calculated using annualized net income and average equity in accordance with U.S. GAAP. However, we believe the adjustments to equity and earnings are useful to gaining an understanding of our overall results of operations.

Free Cash Flow

Free cash flow is Jackson Financial Inc. (Parent Company only) (JFI) net cash provided by (used in) operating activities less preferred stock dividends and capital contributions to PPM, plus the return of capital from subsidiaries. Free cash flow should not be used as a substitute for JFI's net cash provided by (used in) operating activities in accordance with U.S. GAAP. However, we believe these adjustments are useful to gaining an understanding of our overall available cash flow at JFI for return of capital to common shareholders or other corporate initiatives.

Notable Items

Notable items reflect the impact on our results of certain items or events that may or may not have been anticipated and resulted in volatility in the Company's earnings expectations. The presentation of notable items is intended to help investors better understand our results for the period and to evaluate and forecast those results.

JACKSON® 29

Adjusted Operating Earnings Reconciliation

$ millions, except effective tax rate	For the Three Months Ended					For the Nine Months Ended	
	9/30/24	12/31/24	3/31/25	6/30/25	9/30/25	9/30/24	9/30/25
Net Income (Loss) Attributable to Jackson Financial Inc. Common Shareholders	(480)	334	(35)	168	65	568	198
Add: dividends on preferred stock	11	11	11	11	11	33	33
Add: income tax expense (benefit)	(113)	22	1	4	(19)	24	(14)
Pretax Income (loss) Attributable to Jackson Financial Inc.	(582)	367	(23)	183	57	625	217
Non-Operating Adjustments (Income) Loss:							
Guaranteed benefits and hedging results:							
Fees attributable to guarantee benefit reserves	(779)	(775)	(768)	(764)	(765)	(2,347)	(2,297)
Net (gains) losses on hedging instruments	(591)	2,788	(1,011)	1,840	14	3,068	843
Market risk benefits (gains) losses, net	1,172	(2,181)	2,246	(2,203)	(226)	(2,062)	(183)
Net reserve and embedded derivative movements	493	89	(333)	1,066	1,160	1,135	1,893
Total net hedging results	295	(79)	134	(61)	183	(206)	256
Amortization of DAC associated with non-operating items at date of transition to LDTI	135	131	128	127	125	410	380
Actuarial assumption updates and model enhancements	-	419	-	-	-	-	-
Net realized investment (gains) losses	45	(71)	66	(30)	1	82	37
Net realized investment (gains) losses on funds withheld assets	784	(147)	388	327	379	1,199	1,094
Net investment income on funds withheld assets	(269)	(200)	(227)	(227)	(203)	(824)	(657)
Other items	3	(15)	(24)	87	(37)	(13)	26
Total Non-Operating Adjustments	993	38	465	223	448	648	1,136
Pre-Tax Adjusted Operating Earnings	411	405	442	406	505	1,273	1,353
Less: operating income tax expense (benefit)	50	45	55	45	61	146	161
Adjusted operating earnings before dividends on preferred stock	361	360	387	361	444	1,127	1,192
Less: dividends on preferred stock	11	11	11	11	11	33	33
Adjusted Operating Earnings	350	349	376	350	433	1,094	1,159
Effective Tax Rates on Adjusted Operating Earnings	12.1%	11.1%	12.4%	11.1%	12.1%	11.5%	11.9%

JACKSON 30

Select U.S. GAAP to Non-GAAP Reconciliation

$ millions, except percentages and per share and shares outstanding data	For the Three Months Ended					For the Nine Months Ended	
	9/30/24	12/31/24	3/31/25	6/30/25	9/30/25	9/30/24	9/30/25
Net Income (Loss)	(466)	358	(18)	185	91	618	258
Income attributable to non-controlling interest	3	13	6	6	15	17	27
Net Income (Loss) Attributable to Jackson Financial Inc.	(469)	345	(24)	179	76	601	231
Less: Dividends on preferred stock	11	11	11	11	11	33	33
Net Income (Loss) Attributable to Jackson Financial Inc. Common Shareholders [a]	(480)	334	(35)	168	65	568	198
Total Shareholders' Equity	10,698	9,764	10,301	10,354	10,229	10,698	10,229
Less: Preferred equity	533	533	533	533	533	533	533
Total Common Shareholders' Equity	10,165	9,231	9,768	9,821	9,696	10,165	9,696
Average Common Shareholders' Equity [b]	9,858	9,698	9,500	9,795	9,759	9,747	9,629
Total ROE Attributable to Common Shareholders [a]/[b]; Annualized	-19.5%	13.8%	-1.5%	6.9%	2.7%	7.8%	2.7%
Adjusted Operating Earnings [c]	350	349	376	350	433	1,094	1,159
Adjusted Book Value Attributable to Common Shareholders:							
Total common shareholders' equity	10,165	9,231	9,768	9,821	9,696	10,165	9,696
Exclude AOCI attributable to Jackson Financial Inc.	1,047	1,925	1,256	1,233	1,341	1,047	1,341
Adjusted Book Value Attributable to Common Shareholders	11,212	11,156	11,024	11,054	11,037	11,212	11,037
Average Adjusted Book Value Attributable to Common Shareholders[d]	11,339	11,184	11,090	11,039	11,046	11,227	11,068
Adjusted Operating ROE Attributable to Common Shareholders [c]/[d]; Annualized	12.3%	12.5%	13.6%	12.7%	15.7%	13.0%	14.0%
Per Share Data (Common Shareholders)							
Net income (loss) (basic)	(6.37)	4.50	(0.48)	2.34	0.93	7.41	2.76
Net income (loss) (diluted)[1]	(6.37)	4.45	(0.48)	2.34	0.92	7.34	2.75
Adjusted operating earnings per common share (diluted)	4.60	4.65	5.10	4.87	6.16	14.14	16.10
Book value per common share (diluted)	135.35	124.21	135.43	137.81	139.19	135.35	139.19
Adjusted book value per common share (diluted)	149.29	150.11	152.84	155.11	158.44	149.29	158.44
Shares Outstanding							
Weighted average number of common shares (basic)	75,374,073	74,193,054	73,469,317	71,825,321	70,084,349	76,673,053	71,780,958
Weighted average number of common shares (diluted)	76,125,719	75,128,975	73,717,082	71,938,152	70,279,275	77,374,548	71,966,229
End of period common shares (basic)	74,351,061	73,380,643	71,878,542	69,958,388	68,333,010	74,351,061	68,333,010
End of period common shares (diluted)	75,102,707	74,316,564	72,126,307	71,267,051	69,658,285	75,102,707	69,658,285

1) In a quarter in which we reported a net loss attributable to Jackson Financial Inc., all common stock equivalents are anti-dilutive and are therefore excluded from the calculation of diluted shares and diluted per share amounts. The shares excluded from the diluted EPS calculation were 751,646 and 247,765 for the three months ended September 30, 2024, and March 31, 2025, respectively.

JACKSON® 31

Select U.S. GAAP to Non - GAAP Reconciliation For the Three Months Ended $ millions 9/30/25 6/30/25 3/31/25 12/31/24 9/30/24 22 (24) 29 (4) 34 Jackson Financial Inc. Net Cash Provided by Operating Activities (Parent Company Only) (U.S. GAAP) Adjustments from Net Cash Provided by Operating Activities to Free Cash Flow: 205 325 195 280 255 Capital distribution from subsidiaries - - - (25) - Capital contributed to PPM (11) (11) (11) (11) (11) Dividends on preferred stock 194 314 184 244 244 Total Adjustments 216 290 213 240 278 Free Cash Flow (Non - GAAP) 205 325 195 280 255 Capital distributions from subsidiaries 45 - 45 - 45 Interest on surplus note from subsidiary 250 325 240 280 300 Cash Distributed to JFI (33) (29) (28) (44) (25) Parent company expenses 8 6 8 8 6 Net investment income and other income (9) (12) (7) (4) (3) Other, net (34) (35) (27) (40) (22) JFI Expenses and Other, net 216 290 213 240 278 Free Cash Flow 32 For the Nine Months Ended 9/30/25 9/30/24 27 55 725 505 - - (33) (33) 692 472 719 527 725 505 90 90 815 595 (90) (80) 22 16 (28) (4) (96) (68) 719 527

Glossary

Athene Reinsurance Transaction - The funds withheld coinsurance agreement with Athene Life Re Ltd., entered into on June 18, 2020, and effective June 1, 2020, to reinsure a 100% quota share of a block of our in-force fixed and fixed index annuity liabilities in exchange for approximately $1.2 billion in ceding commissions.

Deferred Acquisition Cost (DAC) - Represent the incremental costs related directly to the successful acquisition of new, and certain renewal, insurance policies and annuity contracts. The recognition of these costs has been deferred, and the deferred amounts are shown on the balance sheet as an asset, which is subject to amortization over the estimated lives of those policies and contracts.

Derivative Instruments - Jackson Financial Inc.'s (JFI) business model includes the acceptance, monitoring and mitigation of risk. Specifically, JFI considers, among other factors, exposures to interest rate and equity market movements, foreign exchange rates and other asset or liability prices. JFI uses derivative instruments to mitigate or reduce these risks in accordance with established policies and goals. JFI's derivative holdings, while effective in managing defined risks, are not structured to meet accounting requirements to be designated as hedging instruments. As a result, freestanding derivatives are carried at fair value with changes each period recorded in net gains or losses on derivatives and investments.

Earnings per Share (EPS) - Basic earnings per share is calculated by dividing net income (loss) attributable to JFI common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the net income (loss) attributable to JFI common shareholders, by the weighted-average number of shares of common stock outstanding for the period, plus shares representing the dilutive effect of share-based awards.

Fixed Annuity (FA) - An annuity that guarantees a set annual rate of return with interest at rates we determine, subject to specified minimums. Credited interest rates are guaranteed not to change for certain limited periods of time, after which rates may reset.

Fixed Index Annuity (FIA) - An annuity with an ability to share in the upside from certain financial markets such as equity indices and provides downside protection.

Guaranteed Minimum Accumulation Benefit (GMAB) - An add-on benefit (enhanced benefits available for an additional cost) that entitles an owner to a minimum payment, typically in lump-sum, after a set period of time, referred to as the accumulation period. The minimum payment is based on the benefit base, which could be greater than the underlying account value.

Guaranteed Minimum Death Benefit (GMDB) - An add-on benefit (enhanced benefits available for an additional cost) that guarantees an owner's beneficiaries are entitled to a minimum payment based on the benefit base, which could be greater than the underlying account value, upon the death of the owner.

Guaranteed Minimum Income Benefit (GMIB) - An add-on benefit (available for an additional cost) where an owner is entitled to annuitize the policy and receive a minimum payment stream based on the benefit base, which could be greater than the payment stream resulting from current annuitization of the underlying account value.

Guaranteed Minimum Withdrawal Benefit (GMWB) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw a maximum amount of their benefit base each year, for which cumulative payments to the owner could be greater than the underlying account value.

Guaranteed Minimum Withdrawal Benefit for Life (GMWB for Life) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw the guaranteed annual withdrawal amount each year for the duration of the policyholder's life, regardless of account performance.

LDTI - Accounting Standards Update 2018-12, "Targeted Improvements to the Accounting for Long-Duration Contracts", effective January 1, 2023, with a transition date of January 1, 2021.

Net Amount at Risk (NAR) - The greater of Death Benefit NAR (DBNAR) and Living Benefit NAR (LBNAR), as applicable, where DBNAR is the GMDB benefit base in excess of the account value, and the LBNAR is the actuarial present value of guaranteed living benefits in excess of the account value.

JACKSON® 33

Glossary

Net Flows - The net change in customer account balances during a period, including gross premiums, surrenders, withdrawals and benefits. Net flows exclude investment performance, interest credited to customer accounts and policy charges.

Registered Index-Linked Annuity (RILA) - A registered index-linked annuity, which offers market index-linked investment options, subject to a cap, and offers a variety of guarantees designed to modify or limit losses.

Return of Premium (ROP) Death Benefit - This death benefit pays the greater of the account value at the time of a claim following the owner's death or the total contributions to the contract (subject to adjustment for withdrawals). The charge for this benefit is usually included in the Mortality and Expense fee that is deducted daily from the net assets in each variable investment option. We also refer to this death benefit as the Return of Principal death benefit.

Risk Based Capital (RBC) - Statutory minimum level of capital that is required by regulators for an insurer to support its operations.

Segment - Retail Annuities

JFI's Retail Annuities segment offers a variety of retirement income and savings products through its diverse suite of products, consisting primarily of variable annuities, fixed index annuities, fixed annuities, payout annuities, and registered index-linked annuities (RILA). These products are distributed through various wirehouses, insurance brokers and independent broker-dealers, as well as through banks and financial institutions, primarily to high-net-worth investors and the mass and affluent markets.

The financial results of the variable annuity business within the Company's Retail Annuities segment are largely dependent on the performance of the contract holder account value, which impacts both the level of fees collected and the benefits paid to the contract holder. The financial results of the Company's fixed annuities, including the fixed option on variable annuities, RILA and fixed index annuities, are largely dependent on the Company's ability to earn a spread between earned investment rates on general account assets and the interest credited to contract holders.

Segment - Institutional Products

JFI's Institutional Products consist of traditional guaranteed investment contracts (GICs), and funding agreements. JFI's GIC products are marketed to defined contribution pension and profit-sharing retirement plans. Funding agreements are marketed to institutional investors, including corporate cash accounts and securities lending funds, as well as money market funds. Funding agreements are also issued in conjunction with JFI's participation in the U.S. Federal Home Loan Bank (FHLB) program.

The financial results of JFI's Institutional Products business are primarily dependent on the Company's ability to earn a spread between earned investment rates on general account assets and the interest credited on GICs and funding agreements.

Segment - Closed Life and Annuity Blocks

JFI's Closed Life and Annuity Blocks segment is primarily composed of blocks of business that have been acquired since 2004. The segment includes various protection products, primarily whole life, universal life, variable universal life, and term life insurance products as well as fixed, fixed index, and payout annuities. The Closed Life and Annuity Blocks segment also includes a block of group payout annuities that we assumed from John Hancock Life Insurance Company (USA) and John Hancock Life Insurance Company of New York through reinsurance transactions in 2018 and 2019, respectively. The Company historically offered traditional and interest-sensitive life insurance products but discontinued new sales of life insurance products in 2012, as we believe opportunistically acquiring mature blocks of life insurance policies is a more efficient means of diversifying our in-force business than selling new life insurance products.

The profitability of JFI's Closed Life and Annuity Blocks segment is largely driven by its historical ability to appropriately price its products and purchase appropriately priced blocks of business, as realized through underwriting, expense and net gains (losses) on derivatives and investments, and the ability to earn an assumed rate of return on the assets supporting that business.

Variable Annuity (VA) - An annuity that offers tax-deferred investment into a range of asset classes and a variable return, which offers insurance features related to potential future income payments.

JACKSON 34